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                               JAAK (JACK) OLESK
                          Certified Public Accountant
                        270 North Canon Drive, Suite 203
                        Beverly Hills, California 90210
                                 (310) 288-0693


January 4, 2000

Directors and Officers
Integrated Communication Networks, Inc.
27061 Aliso Creek Road, Suite 100
Aliso Viejo, CA 92656

         RE: Security Exchange Commission (SEC) Form S-1 Registration

Gentlemen:

         I, hereby consent to the use of the Audited Consolidated Financial Statements of Integrated Communication Networks, Inc., as of December 31, 1998, for its SEC form S-1 Registration.

Sincerely,

Jaak (Jack) Olesk